Exhibit 2

British American Tobacco p.l.c. (the “Company”)

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Jeremy Fowden
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	British American Tobacco p.l.c. American Depositary Shares (“ADSs”) US1104481072
b)	Nature of the transaction	Transfer of ADSs from a nominee account in the joint names of Jeremy Fowden and Louise Fowden, into a nominee account in the sole name of Jeremy Fowden
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$nil	10,00

d)	Aggregated information - Aggregated volume - Price	10,000 $nil
e)	Date of the transaction	2020-12-23
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Louise Fowden
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; Jeremy Fowden, Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	British American Tobacco p.l.c. American Depositary Shares (“ADSs”) US1104481072
b)	Nature of the transaction	Transfer of ADSs from a nominee account in the joint names of Jeremy Fowden and Louise Fowden, into a nominee account in the sole name of Jeremy Fowden
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$nil	10,00

d)	Aggregated information - Aggregated volume - Price	10,000 $nil
e)	Date of the transaction	2020-12-23
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Claire Dhokia Date of notification: 24 December 2020